American Realty Capital Properties Acquicition of Cole Credit Property Trust III in a $9 Billion Transaction Acquisition will produce Largest REIT in Net Lease Sector, Increased Earnings and Dividends. CCPT III Stockholders will benefit from Premium Valuation, Certainty of Closing, Immediate Liquidity and Tax-Free Exchange. March 19, 2013

Additional Information about the Proposed Transaction and Where to Find It This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication relates to a business combination transaction with Cole Credit Property Trust III, Inc. (“CCPT III”) proposed may become the subject of a registration statement This material is not a substitute for the proxy statement/prospectus ARCP would file with the SEC regarding the proposed transaction if such a negotiated transaction with CCPT III is reached or for any other document which ARCP may file with the SEC and send to ARCP’s or transaction. INVESTORS AND SECURITY HOLDERS OF ARCP AND CCPT III ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Such documents would be available free of charge through the website maintained by the SEC at www.sec.gov or by directing a request to the ARCP Investor Relations Department, 405 Park Avenue, New York, New York 10022. Copies of such documents filed by ARCP with the SEC also will be available www.arcpreit.com free of charge. ARCP, AR Capital, LLC and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies from transaction. Information regarding ARCP’s directors statement filed with the SEC on May 4, -K filed with the2012, as SEC on October 17, 2012 and March 6, 2013. Additional information regarding the interests of such potential participants will be included in any proxy statement/prospectus and other relevant documents filed with the SEC in connection with the proposed transaction if and when they become available. All information in this communication concerning CCPT III, including its business, operations and financial results was obtained from public sources. While ARCP has no knowledge that any such information is inaccurate or incomplete, ARCP has not had the opportunity to verify any of that information.

Forward-Looking Statements Information set forth in this communication (including information included or incorporated by reference herein) contains -looking statements” “forward of the Securities Exchange Act (as defined ofin 1934), which reflect ARCP’s expectations -looking statements involve aregarding number of risks, uncertainties and other factors, actual results to differ materially from those contained in the forward-looking statements. Such risks and uncertainties relating to the proposed transaction ARCP’s proposal and enter into definitive proposed transaction will be consummated, the expectations, objectives, intentions, as well as any expectations or projections with respect to the combined company, including regarding future dividends and market valuations, and other statements that are not historical facts. The following additional factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: the ability to obtain regulatory and stockholder approvals for the transaction; market volatility; unexpected costs or unexpected liabilities that may arise from the transaction, whether or not consummated; the inability -savingsto and synergies contemplated by the proposed promptly and effectively integrate the businesses of CCPT III and ARCP; disruption from the proposed transaction making it more difficult to maintain relationships with tenants; the business plans of the tenants of the respective parties; continuation or deterioration of current market conditions; and future regulatory or legislative actions that could adversely affect the companies. Additional factors that may affect future results will be contained in ARCP’s filings with the obligation to update and revise statements contained in these materials based on new information or otherwise.

ARCP is Offering to Purchase All of the Outstanding Shares of CCPT III on the following basis: • CCPT III Stockholder Consideration: (i) $12.00 per share in cash, or (ii) 0.80 of a share of ARCP common stock for each share of CCPT III common stock, with a floor of $12.00 per ARCP share.(1) • Floor, No Cap: Proposal guarantees an exchange value of not less than $12.00 for ARCP shares, but there is no limit on the potential upside. For example, should ARCP shares rise above $15.00 per share, CCPT III stockholders will benefit from additional value improvement. • Dividend Increase: ARCP’s annual dividend will increase to $0.93 per share upon closing. CCPT III stockholders who elect ARCP stock will receive an annualized dividend of $0.744 per share, ($0.93 x .80), a 15% increase (9.4 cents per0.65 annualized share) dividend per share. • Cole Holdings Consideration: Cole Holdings will be paid $111 million as a subordinated management incentive fee pursuant to the terms of CCPT III’s existing advisory agreement. (2) ARCP’s $12.00 per share offer represents a $956 million premium over CCPT III stockholders’ cost of $10.00 per share. (1) We are proposing that $1.15 billion (or approximately 20% of the outstanding shares of CCPT III common stock) will be paid in cash and the balance will be paid in ARCP shares. (2) Based on a floor of $12.00 per share and a hurdle price of $10.45 per share, as disclosed in the announced merger agreement.

CCPT III Stockholders receive Significant Transaction Benefits. • No Lock-Up: All CCPT III shares converted into ARCP shares will be immediately tradable on NASDAQ; stockholders are not “locked up.” Significant market support is anticipated from numerous index inclusions at and subsequent to closing. • Tax-Free Exchange: The stock-for-stock option is designed to provide CCPT III stockholders with a tax-free exchange for those who elect to receive stock consideration. • Operating Synergies and Integration: ARCP estimates general and administrative expense (G&A) savings will exceed $30 million annually. The majority of the real estate assets owned by CCPT III are net leased properties similar to ARCP’s existing property portfolio. This should result in a seamless integration requiring minimal additional resources or increased expenses. ARCP’s proposal provides CCPT III stockholders with certainty of value and execution, increased dividends, immediate liquidity, and a tax-free exchange.

ARCP Stockholders Post Merger receive Significant Benefits. • Largest Net Lease REIT: Combination will result in largest publicly traded net lease REIT by property square footage and market capitalization, resulting in expected MSCI, Russell and S&P index inclusions, increased share liquidity and enhanced access to capital. • Highest Quality Net Lease Property Portfolio: Combined property portfolio will have the largest enterprise value, highest investment grade tenant %, longest weighted average remaining lease term, highest occupancy, and lowest average property age of public net lease REITs. • Increased Tenant Diversification: Concentration of top ten tenants reduced significantly from approximately 62% to less than 33%. • Immediate Accretion to AFFO per Share(1): Reduction in operating expenses results in immediate increase to ARCP earnings, more than 10% accretive to ARCP’s AFFO per share. • Dividend Growth: Increased AFFO per share allows for annualized dividend increase of $0.02 per share to $0.93 per share. (1) Based on 2013 guidance issued on February 28, 2013.

ARCP Post Merger will Increase its Dividend for the 7th Consecutive Quarter.(1) Annualized Dividend(2) $0.940 $0.930 $0.930 $0.920 $0.910 $0.910 $0.900 $0.900 $0.895 $0.890 Per Share $0.890 $0.885 $0.880 $0.880 $0.875 $0.875 $0.870 $0.860 $0.850 $0.840 Q'3 2011 Q'4 2011 Q'1 2012 Q'2 2012 Q'3 2012 Q'4 2012 Q'1 2013 Q'2 2013 ARCP Post Merger (1) Pending the close of the proposed transaction. (2) Dividends based on dividend rate at the end of each period.

ARCP will become the Leading Public Traded Net Lease REIT.(1) Post Merger Properties 1,706 Investment Grade(2) (by NOI) 60% Occupancy 99% Enterprise Value(3) $14.8 billion Total Square Feet 59.5 million Average Remaining Lease Term 12.4 years (1) All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10-Q for the period ended 9/30/12, its Current Report on Form 8-K filed 3/6/13, as well as estimated data. (2) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency. For purposes of this presentation, we have attributed the ratings of the affiliated parent company. (3) Implied enterprise value at the close of the proposed transaction.

ARCP will become the Largest, Highest Quality Public Traded Net Lease REIT. Enterprise Value (millions) $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $0 ARCP Post Merger O SRC WPC NNN $14,778 $12,270 $7,300 $6,974 $5,919 % Investment Grade(1) 70% 60% 50% 40% 30% 20% 10% 0% ARCP Post Merger O SRC WPC NNN 60% 34% 34% 19% 6% Square Footage (millions) 70 60 50 40 30 20 10 0 ARCP Post Merger O SRC WPC NNN 59.5 54.3 53.4 38.5 19.2 Wtd. Avg. Lease Duration Years 14.0 12.0 10.0 8.0 6.0 4.0 2.0 0.0 ARCP Post Merger O SRC WPC NNN 12.4 12.0 11.2 10.6 8.9 Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10-Q for the period ended 9/30/12, its Current Report on Form 8-K filed 3/6/13, as well as estimated data. (1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency. For purposes of this presentation, we have attributed the ratings of the affiliated parent company.

ARCP will become the Dominant Public Traded Net Lease REIT. Enterprise Value (millions) $16,000 $14,000 $12,000 $10,000 $8,000 $6,000 $4,000 $2,000 $0 ARCP ARCP Post Merger $3,905 $14,778 # of Properties 1,800 1,600 1,400 1,200 1,000 800 600 400 200 0 ARCP ARCP Post Merger 692 1,706 Weighted Average Lease Term Years $12.6 $12.4 $12.2 $12.0 $11.8 $11.6 $11.4 $11.2 $11.0 ARCP ARCP Post Merger 11.5 12.4 Square Footage (millions) 70 60 50 40 30 20 10 0 ARCP ARCP Post Merger 16.4 59.5 Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10-Q for the period ended 9/30/12, its Current Report on Form 8-K filed 3/6/13, as well as estimated data.

Top 10 Tenant Concentration will become 32.9%; Portfolio Diversification will be Increased to over 400 Tenants. ARCP Top 10 Tenants CCPT III Top 10 Tenants Combined Top 10 Tenants Tenant % of Portfolio Tenant % of Portfolio Tenant % of Portfolio 11.4% 6.9% 7.3% 10.6% 5.0% 3.9% 9.4% 4.7% 3.7% 7.8% 3.5% 3.1% 6.7% 3.1% 2.9% 4.1% 3.0% 2.9% 3.6% 2.6% 2.6% 2.9% 2.5% 2.3% 2.7% 2.0% 2.3% 2.6% 2.0% 1.9% Total 61.8% Total 35.3% Total 32.9% Top 10 Tenants Will be 74% Investment Grade.(1) Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10-Q for the period ended 9/30/12, its Current Report on Form 8-K filed 3/6/13, as well as estimated data. (1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency. For purposes of this presentation, we have attributed the ratings of the affiliated parent company.

Recent Well-Conceived Liquidity Events in the Direct Investment Sector Have Resulted in Substantial Value Creation. ARCT Listing(1) (No Internalization Fee) HTA Listing(1) (No Internalization Fee) ARCP-ARCT III Merger(1) (No Internalization Fee) SRC-CCPT II Merger(2) (No Internalization Fee) % 35.00 30.00 25.00 20.00 15.00 10.00 5.00 0.00 (5.00) 3/1/2012 5/1/2012 7/1/2012 9/1/2012 11/1/2012 1/1/2013 ARCT 30.48% RMS 14.99% % 30.00 25.00 20.00 15.00 10.00 5.00 0.00 (5.00) (10.00) 6/6/2012 7/21/2012 9/4/2012 10/19/2012 12/3/2012 1/17/2013 3/3/2013 HTA 25.23% RMS 13.63% % 10.00 8.00 6.00 4.00 2.00 0.00 (2.00) 2/28/2013 3/3/2013 3/6/2013 3/9/2013 3/12/2013 ARCP 7.90% RMS 1.78% % 14.00 12.00 10.00 8.00 6.00 4.00 2.00 0.00 1/8/2013 2/1/2013 2/15/2013 3/1/2013 3/15/2013 (1) Calculated as total return % since liquidity event to market close on 3/14/2013. (2) Calculated as total return % since announced merger to market close on 3/14/2013.

If ARCP Post Merger trades to its Peer Group Average, its Implied Share Price would be $17.78.

	ARCP Post Merger[3]	O	SRC	WPC	NNN	Peer Group Avg.
# of Properties	1,706	3,528	2,012	423	1,622	1,896
Wtd Avg Lease Term (yrs.)	12.4	11.2	10.6	8.9	12.0	10.7
Occupancy	99.3%	97.6%	98.8%	98.7%	97.9%	98.3%
Square Footage (mm)	59.5	53.4	54.3	38.5	19.2	41.4
% Investment Grade[1]	60%	34%	19%	34%	6%	23%
Dividend Yield	5.2%	4.9%	6.4%	4.8%	4.5%	5.2%
Price/AFFO	17.1x[4]	19.2x	13.2x	17.8x	18.2x	17.1x
Equity Market Cap (mm)	$8,812	$8,777	$3,810	$4,688	$4,054	$5,332
Enterprise Value (mm)	$14,778	$12,270	$7,300	$6,974	$5,919	$8,116
Implied/Share Price[2]	$17.78	$44.74	$19.60	$68.45	$35.00	

- The ARCP proposal implies a minimum equity value for CCPT III of $5.7 billion.
- The cash component of the ARCP Proposal is fully funded by cash on hand and borrowing capacity on ARCP's existing credit facility.

Note: All CCPT III data based on publicly available SEC filings, including its Quarterly Report on Form 10-Q for the period ended 9/30/12, its Current Report on Form 8-K filed 3/6/13, as well as estimated data. Peer data based on public filings, investor presentations and SNL Financial.

(1) Includes investment grade tenants affiliated with investment grade entities as determined by a major rating agency. For purposes of this presentation, we have attributed the ratings of the affiliated parent company.
(2) As of market close on 3/15/2013, except for ARCP Post Merger.
(3) Implied metrics upon the close of the proposed transaction.
(4) Based on peer group average.

American Realty Capital Properties

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Funds from Operations and Adjusted Funds from Operations ARCP considers FFO and AFFO, which is FFO as adjusted to exclude acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses useful indicators of the performance of a REIT. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs in ARCP's peer groups. Accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Additionally, ARCP believes that AFFO, by excluding acquisition-related fees and expenses, amortization of above-market lease assets and liabilities, amortization of deferred financing costs, straight-line rent, non-cash mark-to-market adjustments, amortization of restricted stock, non-cash compensation and non-recurring gains and losses, provides information consistent with management’s analyses of the operating performance presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance. Further, ARCP believes AFFO is useful in comparing the sustainability of its operating performance with the sustainability of the operating performance of other real estate companies, including exchange-traded and non-traded REITs. As a result, ARCP believes that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of its performance relative to its peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. FFO and AFFO are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, FFO and AFFO are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures, such as FFO and AFFO, have limitations in that they do not reflect all of the amounts associated with ARCP's results of operations that would be reflected in measures determined in accordance with GAAP. These measures should only be used to evaluate ARCP's performance in conjunction with corresponding GAAP measures.